SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2012

Commission File Number: 000-53750

EMERGING MEDIA HOLDINGS, INC.
(Name of Registrant in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	13-1026995 (I.R.S. Employer Identification No.)
201 South Orange Ave., Suite 1510, Orlando, FL (Address of Principal Executive Offices)	32810 (Zip Code)
407-514-1230 (Issuer’s Telephone Number, Including Area Code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2012, the Board of Directors of the Company approved, and on July 16, 2012, the President of the Company executed, an Agreement (“Agreement”) with Christopher P. Smith, our Chief Executive Officer.  The Agreement is effective July 1, 2012, for an initial term of five years, and the term is automatically extended for additional one year periods if neither party gives notice of termination at least 90 days prior to the end of the initial term or any current additional one year term.

The Agreement with Mr. Smith (referred to sometimes as the “Executive”) provides for a base salary of $60,000 per year, and provides for incentive payments as established by the Board of Directors and for a performance bonus (“Performance Bonus”) based on the sum of two components, the first of which is as follows:

Net Operating Profit Before Income Taxes	Performance Bonus

On the First $10 Million	2% of Net Operating Profit

On the Next $40 Million	3.5% of Net Operating Profit

On the Next $50 Million	2.5% of Net Operating Profit

On all Amounts Over $100 Million	1.5% of Net Operating Profit

The second component of the Performance Bonus is based on  the  Net  Operating  Profit  before  Income  Taxes  for  all  of  the  Company’s  subsidiaries (“Covered Subsidiaries”) that are agreed in writing to have been identified by and presented to the Company for acquisition by the Company by Mr. Smith and as shown in the annual financial statements of the Company. This component of the Performance Bonus is calculated  as  ten  percent  (10%)  of  the  Net Operating Profit before Income Taxes of the Company’s ownership portion of the respective Covered Subsidiaries to be verified against the audited Annual Financial Statements of the respective Covered Subsidiaries. The Net Operating Profits for purposes of this component of the Performance Bonus are not to be included in the calculation of the Net Operating Profit before Income Taxes for purposes of the Performance Bonus as to Net Operating Profit of the Company.

All bonuses are to be paid within thirty (30) days after the audited Annual Financial Statements are completed and furnished to the Company or filed with the SEC, whichever is earlier. In the event Mr. Smith's employment is for a period less than the entire year covered by the Annual Financial Statements, he is entitled to a prorated bonus. The prorated bonus shall be the amount the Executive would have received if he had been employed as Chief Executive Officer or in such similar capacity for the entire annual period, prorated to the portion of the annual period he was actually employed as such.

The Agreement contains provisions for discharge for "cause", including breach of the Agreement or specified detrimental conduct by Mr. Smith, in which case accrued compensation would payable as provided in the Agreement.  The Agreement also provide for termination by the Executive for “good reason”, comprising events such as breach of the Agreement by the Company, assignment of duties inconsistent with the Executive’s position, transfer of the Executive’s primary office by more than 25 miles from Lake Mary, Florida, or in the event of a change in control of the Company. In the event of a termination by the Company without cause, or by the Executive for “good reason”, the Company is required to pay to the Executive in a lump sum in cash within 30 days after the date of termination the aggregate of the following amounts:

                                A. the sum of (1) the Executive’s annual minimum salary through the date of termination to the extent not theretofore paid, (2) any annual incentive payment earned by the Executive for a prior period to the extent not theretofore paid and not theretofore deferred, (3) any annual performance bonus payment earned by the Executive for a prior period to the extent not theretofore paid and not theretofore deferred,(4) any accrued and unused  vacation pay and (5) any business expenses incurred by the Executive that are unreimbursed as of the date of termination;

       B. The product of (1) the performance bonus payment and (2) a fraction, the numerator of which is the number of days that have elapsed in the fiscal year of the Company in which the date of termination occurs as of the date of termination, and the denominator of which is 365;

       C. the amount equal to the sum of (1) three (3) times the Executive’s annual minimum  salary; (2) one (1) times the performance bonus payment and (3) one (1) times the incentive payment;

D. In the event Executive is not fully vested in any retirement benefits with the Company from pension, profit sharing or any other qualified or non-qualified retirement plan, the difference between the amounts Executive  would have been paid if he had been vested on the date his employment was terminated and the amounts paid or owed to the Executive pursuant to such retirement plans;

E.  The product of (1) the incentive payment and (2) a fraction, the numerator of which is the number of days that have elapsed in the fiscal year of the Company in which the date of termination occurs as of the date of termination, and the denominator of which is 365; and

F.  The present value of the amount equal to the sum of five (5) years’ Performance Bonus pay with such amount being calculated based on the Performance Bonus paid to the Employee the year prior to the date of termination.

In addition all stock options and warrants outstanding as of the date of termination and held by the Executive shall vest in full and become immediately exercisable for the remainder of their full term; all restricted stock shall no longer be restricted to the extent permitted by law, and the Company will use its best efforts, at its sole cost to register such restricted stock as expeditiously as possible; and for the remainder of the Executive’s life and the life of his spouse, the Company is required to provide the Executive continued health care benefits. The Executive is responsible for the payment of any COBRA premium, provided that the Company is required to make a lump sum payment to the Executive equal to the cost of such  premiums, plus an income tax gross-up thereon so that the Executive  retains an amount equal to the cost of such premiums. The Company in addition beyond the COBRA period is required to pay the Executive a lump sum cash amount equal to the present value of the cost of premiums for health care coverage as a supplement to Medicare benefits under an individual policy from a third party insurer, with such insurer to be selected by the Executive (which coverage in combination with Medicare benefits shall provide benefits to the Executive and/or his spouse which are comparable to those provided to Executive and/or his spouse under the Company’s group health plan) for the remainder of each of the lives of the Executive and/or  his spouse as of the date hereof.

Generally, if the Agreement is terminated by reason of death or disability of the Executive, the Company is required to pay to the Executive or his estate accrued salary and bonus obligations, pro-rata incentive compensation, accrued equity benefits and COBRA and retiree health benefits to the Executive and/or the Executive’s spouse.

To the extent any payment under the Agreement to the Executive is subject to the excise tax imposed by section 4999 of the Internal Revenue Code, the Executive is entitled to a gross-up payment from the Company to reimburse the Executive for additional federal, state and local taxes imposed on Executive by reason of the excise tax and the Company’s payment of the initial taxes on such amount. The Company is also required to bear the costs and expenses of any proceeding with any taxing authority in connection with the imposition of any such excise tax.

FOR THE FULL TERMS OF THE EMPLOYMENT AGREEMENT WITH OUR CHIEF EXECUTIVE OFFICER, PLEASE REFER TO THE COPY OF THE AGREEMENT FILED AS AN EXHIBIT WITH THIS REPORT.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Change of Company’s Name to Lifestyle Medical Network Inc.

On June 25, 2012, our Board of Directors authorized the merger with our wholly-owned subsidiary, Lifestyle Medical Network Inc., and in the merger, which was filed with the Secretary of State of Nevada on July 11, 2012, the name of our Company was changed to Lifestyle Medical Network Inc., effective upon approval for trading purposes by FINRA.  This corporate action was permitted to be taken by the Company’s Board of Directors without stockholder approval under Nevada law (NRS 92A.180). In the merger, which was for the sole purpose of changing the Company’s name, there were no other changes to the Articles of Incorporation or any changes to the capital stock of the Company, or to its By-Laws or its officers and directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1b
Articles of Merger with the Company’s wholly-owned susbsidiary, Lifestyle Medical Network Inc., in which merger the name of the Company, as the surviving company in the merger, was changed to Lifestyle Medical Network Inc., filed herewith.

10.14	Employment Agreement, effective as of July 1, 2012, between the Company and Christopher P. Smith, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING MEDIA HOLDINGS, INC.

Dated: July 17, 2012

By:	/s/Christopher Smith
Name:	Christopher Smith
Chief Executive Officer